Exhibit 99.01
FOR IMMEDIATE RELEASE
INVESTOR CONTACT:
David H. Allen
Investor Relations — Silicon Image, Inc.
Phone: 408-616-4003
Fax: 408-830-9531
david.allen@siliconimage.com
MEDIA CONTACT:
Kasey Holman
Media Relations — Silicon Image, Inc.
Phone: 408-616-4192
kasey.holman@siliconimage.com
SILICON IMAGE REPORTS RECORD REVENUE IN THIRD QUARTER 2006
Expects Full 2006 Year over Year Revenue Growth of 32 Percent to 34 Percent
SUNNYVALE, Calif., Oct. 26, 2006 — Silicon Image, Inc. (Nasdaq: SIMG), a leader in semiconductors for the secure storage, distribution and presentation of high-definition content, today reported financial results for its third quarter ended Sept. 30, 2006.
Financial Highlights:
•	Record third quarter 2006 revenue of $78.3 million, up 39.9 percent compared with the same quarter of 2005 and 11.0 percent compared with the prior quarter;

•	GAAP gross margins of 58.2 percent and non-GAAP gross margins of 59.2 percent.

•	Higher sales combined with strong operating results produced record third quarter 2006 GAAP and non-GAAP gross margin profit dollars of $45.6 million and $46.4 million, respectively;

•	GAAP net income of $8.0 million, or $0.09 per diluted share and non-GAAP net income of $21.4 million or $0.24 per diluted share; and

•	Cash and short-term investments increased to $235.8 million or $2.70 per share on a diluted basis, up 55.6 percent compared with the year ended Dec. 31, 2005 and 24.7 percent compared with the prior quarter.
Total third quarter revenue increased to a record $78.3 million representing a 39.9 percent increase compared with the third quarter of 2005 and an 11.0 percent increase compared with the second quarter of 2006. Growth was largely driven by the expanding adoption of High-Definition Multimedia Interface™ (HDMI™) by digital TV manufacturers and a significant rebound in the company’s PC revenue. The company’s consumer electronic product lines, including VastLane™ HDMI products, accounted for $54.3 million or 69.3 percent of the third quarter’s total revenue and was up 59.0 percent from the third quarter of 2005 and 12.5 percent from the prior quarter. Revenue from VastLane personal computer products accounted for 18.5 percent or $14.5 million of the third quarter’s total revenue and was up 18.9 percent from the third quarter of 2005 and 41.8 percent from the prior quarter. The company’s SteelVine™ line of storage products, which includes its proprietary SteelVine™ processor offerings, accounted for $9.6 million or 12.3 percent of the third quarter’s total revenue and was essentially flat from the third quarter of 2005 and was down 21.1 percent from the prior quarter as certain products entered an end of life phase before other new SteelVine storage products were introduced.
Third quarter net income as reported in accordance with Generally Accepted Accounting Principles (GAAP) was $8.0 million, or $0.09 per diluted share, including a net expense of $8.6 million for stock-based compensation. For the third quarter of 2005, net income was approximately $9.9 million, or $0.12 per diluted share, including a net benefit of $1.4 million for stock-based compensation. Net income in the second quarter of 2006 was approximately $5.8 million, or $0.07 per diluted share, including a net expense of $6.6 million for stock-based compensation.
Excluding the impact of stock-based compensation, amortization of intangible assets and non-cash tax benefits from employee stock transactions and other discrete items included in the tax provision, third quarter non-GAAP net income totaled approximately $21.4 million, or $0.24 per diluted share. In comparison, on the same non-GAAP basis, net income in the third quarter of 2005 was approximately $14.1 million, or $0.17 per diluted share. Non-GAAP net income in the second quarter of 2006 was approximately $16.3 million, or $0.19 per diluted share.
Total revenue for the nine months ended Sept. 30, 2006 was approximately $208.0 million, increasing 37.7 percent from approximately $151.0 million for the nine months ended Sept. 30, 2005. Net income on a GAAP basis for the nine months ended Sept. 30, 2006, totaled approximately $16.2 million, or $0.18 per diluted share, including a net expense of $22.5 million for stock-based compensation. Net income on a GAAP basis for the nine months ended Sept. 30, 2005, totaled approximately $37.0 million, or $0.44 per diluted share, including a net benefit of $9.5 million for stock-based compensation.
“Our operational results continue to demonstrate strong execution at Silicon Image” said Steve Tirado, president and CEO. “We expect 2006 to be a banner year in revenue and in non-GAAP profitability. I am encouraged by 2007 design wins we saw during the third quarter as the device market for secure digital content delivery expands with HDMI adoption.”
Third Quarter Highlights:
•	New product introductions:
o	Silicon Image introduced and is shipping the industry’s first HDMI version 1.3 integrated circuits, the VastLane SiI9133, an advanced dual-input HDMI receiver, and the VastLane SiI9134 transmitter.

o	Silicon Image announced the second generation SteelVine storage processors, the SteelVine SiI5723, SteelVine SiI5734 and SteelVine SiI5744, designed to give motherboard and storage appliance manufacturers a more powerful and cost-effective solution with lower power requirements and a smaller footprint.

•	HDMI continued to gain traction:
o	Total number of companies having adopted HDMI now totals over 450, up nearly 70 percent from one year ago, including more than 80 companies in China;

o	Simplay Labs, LLC, a wholly-owned subsidiary of Silicon Image, announced that more than 100 products are now authorized to use the Simplay HD™ logo, indicating that these products have undergone testing related to the HDMI and High-bandwidth Digital Content Protection (HDCP) specifications, as well as compatibility testing with a suite of other devices that have been Simplay HD™ verified; and

o	HDMI Licensing, LLC, the licensing agent responsible for administering the licensing of the HDMI specification and a wholly-owned subsidiary of Silicon Image, introduced an online training program for consumer electronics installers, providing a technical overview of HDMI installation techniques and practical installation tips.
Outlook
Revenue for the fourth quarter ending Dec. 31, 2006 is expected to decrease approximately 3 to 5 percent as compared with the third quarter of 2006 due to normal seasonality for semiconductor sales in the consumer electronics market. Non-GAAP gross margins are expected to be approximately 57 to 59 percent in the fourth quarter. The company now expects full-year revenue to increase 32 to 34 percent compared with 2005, a slightly narrower range than its previous guidance of a 30 to 35 percent increase.

Use of Non-GAAP Financial Information
Silicon Image reports net income and basic and diluted net income per share in accordance with GAAP and supplementally on a non-GAAP basis for informational purposes only. Silicon Image believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation addresses the lack of comparability between periods presented with respect to stock-based compensation as a result of the adoption of SFAS No. 123R and provides management with meaningful information to evaluate operations, manage and monitor performance and determine bonus compensation. Silicon Image’s presentation of non-GAAP financial information excludes stock- based compensation, amortization of intangible assets recorded in connection with our acquisitions, gain on investment security and the non-cash portion of the income tax provision recorded to additional paid in capital. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. Management excludes the tax expense (benefit) when reviewing our performance because it depends upon the timing of stock option exercises, which are outside of our control and are unrelated to our ongoing business operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
Conference Call
The company will host a conference call to discuss financial results today at 2:00 p.m. Pacific Time. The call will be broadcast over the Internet and can be accessed on the investor relations section of the company’s website at www.siliconimage.com. Alternately, the call can be accessed by dialing 719-457-2692 and entering pass code 7740513. A replay of the conference call will be available until midnight Pacific Time, on Nov. 4, 2006. To access the replay, dial 719-457-0820 or 888-203-1112, and enter pass code 7740513. A replay of the webcast of the call will also be available on the investor relations section of the company’s website at www.siliconimage.com until midnight Pacific Time, on Nov. 4, 2006.
About Silicon Image, Inc.
Headquartered in Sunnyvale, Calif., Silicon Image, Inc. is a leader in driving the architecture and semiconductor implementations for the secure storage, distribution and presentation of high-definition content in the consumer electronics and personal computing markets. Silicon Image creates and drives industry standards for digital content delivery such as DVI, HDMI™ and Serial ATA (SATA), leveraging partnerships with global leaders in the consumer electronics and personal computing markets to meet the growing digital content needs of consumers worldwide. The Simplay HD™ Testing Program administered by Silicon Image’s wholly-owned subsidiary, Simplay Labs, LLC, provides compatibility testing for high-definition consumer electronics devices such as HDTVs, set-top boxes, audio/video receivers and DVD players, helping manufacturers to achieve compatibility and deliver the highest-quality HDTV experience to consumers. Silicon Image is the leading provider of semiconductor intellectual property solutions for high-definition multimedia and data storage applications. For more information, please visit www.siliconimage.com.
Forward-looking Statements
This news release contains forward-looking information within the meaning of federal securities regulations. These forward-looking statements include statements related to anticipated operating results and financial outlook for the fourth quarter of 2006, anticipated revenue growth for the full 2006 year as compared with 2005, the anticipated market growth and market acceptance of the HDMI standard, the anticipated market growth and consumer demand for HDMI-compatible products, the Simplay HD testing program, and new product introductions, the role of Silicon Image and its wholly-owned subsidiaries in promoting and meeting such anticipated growth, and the benefits, performance and features of the HDMI online training program, Simplay HD testing program, HDMI-compatible products, and new product introductions. These forward-looking statements involve risks and uncertainties, including those described from time to time in Silicon Image’s filings with the Securities and Exchange Commission (SEC) that could cause the actual results to differ materially from those anticipated by these forward-looking statements. In particular, anticipated operating results and financial outlook for the fourth quarter of 2006, anticipated revenue growth for the full 2006 year as compared to 2005, the anticipated market growth and market acceptance of the HDMI standard, the anticipated market growth and consumer demand for HDMI-compatible products, the Simplay HD testing program, and new product introductions, the role of Silicon Image and its wholly-owned subsidiaries in promoting and meeting such anticipated growth, and the benefits, performance and features of the HDMI online training program, Simplay HD testing program, HDMI-compatible products, and new product introductions may differ materially from what is currently anticipated. In addition, see the Risk Factors section of the most recent Form 10-K or Form 10-Q filed by Silicon Image with the SEC. Silicon Image assumes no obligation to update any forward-looking information contained in this press release.
NOTE: Silicon Image, VastLane, Steelvine, Simplay and Simplay HD are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and other countries. HDMI™ and High-Definition Multimedia Interface are trademarks or registered trademarks of HDMI Licensing, LLC in the United States and other countries, and are used under license from HDMI Licensing, LLC. All other trademarks and registered trademarks are the property of their respective owners.
SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue:
Product	$69,149	$50,443	$184,096	$138,574
Development, licensing and royalties	9,178	5,559	23,909	12,469

Total revenue	78,327	56,002	208,005	151,043

Cost of revenue and operating expenses:
Cost of revenue (1)	32,721	20,868	87,854	57,360
Research and development (2)	16,866	12,309	47,611	32,334
Selling, general and administrative (3)	17,472	7,754	49,496	20,580
Amortization of intangible assets	78	274	430	822

Total cost of revenue and operating expenses	67,137	41,205	185,391	111,096

Income from operations	11,190	14,797	22,614	39,947
Interest income and other, net	2,623	908	6,181	2,167
Gain on investment security				1,263

Income before provision for income taxes	13,813	15,705	28,795	43,377
Provision for income taxes	5,771	5,802	12,603	6,380

Net income	$8,042	$9,903	$16,192	$36,997

Net income per share — basic	$0.10	$0.12	$0.19	$0.47

Net income per share — diluted	$0.09	$0.12	$0.18	$0.44

Weighted average shares — basic	83,439	79,736	83,424	79,211
Weighted average shares — diluted	87,433	84,051	87,577	84,984

(1) Includes stock compensation expense (benefit)	$772	$(252)	$1,954	$(1,408)
(2) Includes stock compensation expense (benefit)	3,781	(655)	9,393	(4,346)
(3) Includes stock compensation expense (benefit)	4,073	(540)	11,113	(3,719)

SILICON IMAGE, INC.
GAAP NET INCOME TO NON-GAAP NET INCOME RECONCILIATION

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands, except per share amounts)	2006	2006	2005	2006	2005

(unaudited)
GAAP Net income	$8,042	$5,798	$9,903	$16,192	$36,997

Non-GAAP adjustments:
Stock-based compensation expense (benefit) (1)	8,626	6,551	(1,447)	22,460	(9,473)
Amortization of intangible assets (2)	78	78	274	430	822
Non-cash tax benefits (3)	4,621	3,889	5,322	9,866	5,322
Gain on investment security (4)	—	—	—	—	(1,263)

Non-GAAP net income	$21,367	$16,316	$14,052	$48,948	$32,405

Non-GAAP net income per share — basic	$0.26	$0.20	$0.18	$0.59	$0.41
Non-GAAP net income per share — diluted	$0.24	$0.19	$0.17	$0.56	$0.38

Weighted average shares — basic	83,439	81,562	79,736	83,424	79,211
Weighted average shares — diluted	87,433	85,628	84,051	87,577	84,984

(1)	For the three months and nine months ended September 30, 2006, these adjustments represent the non-cash amortization of stock-based compensation associated with the adoption of SFAS No. 123R. For the three months and nine months ended September 30, 2005, these adjustments represent stock-based compensation (benefit) associated with stock option modifications, including repricings, and certain stock options issued to employees of acquired companies and to non-employees in exchange for services. Stock-based compensation (benefit) in 2005 fluctuated in large part based on changes in our stock price. Management excludes this expense (benefit) because of the lack of comparability between periods as a result of the adoption of SFAS 123R. In addition, when reviewing our cost of revenue and operating expenses management does not consider this expense (benefit) to be relevant to an assessment of our ongoing operations.

(2)	This adjustment represents expenses for the amortization of intangible assets recorded in connection with our acquisitions. These on-going expenses pertain to intangible assets that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.

(3)	This adjustment represents the non-cash tax benefits from employee stock transactions and other discrete items included in the tax provision and recorded to additional paid in capital.

(4)	This adjustment relates to warrants and stock received by the company from a transaction involving the licensing of certain of our intellectual property. These types of gains are infrequent and unusual, and reflect market and other conditions unrelated to our ongoing business operations.

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$40,322	$77,877
Short-term investments	195,468	73,685
Accounts receivable, net	32,004	30,141
Inventories	19,619	17,072
Prepaid expenses and other current assets	4,365	3,037

Total current assets	291,778	201,812

Property and equipment, net	16,265	9,613
Goodwill	13,021	13,021
Intangible assets, net	171	585
Other assets	1,216	7,990

Total assets	$322,451	$233,021

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$16,085	$13,372
Accrued liabilities	19,351	13,952
Deferred license revenue	5,026	8,283
Debt obligations and capital leases	59	230
Deferred margin on sales to distributors	18,944	13,771
Deferred patent infringement proceeds	11,182	—

Current liabilities	70,647	49,608

Other long-term liabilities	1,066	6,867

Total liabilities	71,713	56,475

Stockholders’ Equity:
Total stockholders’ equity	250,738	176,546

Total liabilities and stockholders’ equity	$322,451	$233,021